Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-3 of our report, dated March 10, 1995, on our audit of the financial statements of U.S. Technologies, Inc. for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "experts in accounting and auditing".


                                     Lanese & Associates, Inc.


February 3, 1997
Riverview, FL